EXTENSION AND WAIVER AGREEMENT

THIS EXTENSION AND WAIVER AGREEMENT (the “Agreement”), dated as of November 13, 2013, is entered into by and among Future Healthcare of America, a Wyoming corporation (the “Company”), and the person identified as the “Holder” on the signature page hereto (the “Holder”).

WHEREAS, on or about September 9, 2013, the Company and the Holder closed a Securities Purchase Agreement, dated as of August 30, 2013 (the “SPA”), pursuant to which the Holder purchased from the Company a Variable Rate Senior Secured Convertible Debenture having a principal amount of $1,010,000 (the “Debenture”) and a Common Stock Purchase Warrant entitling the Holder to purchase up to 3,030,000 shares of the Company’s common stock at an exercise price of $0.50 per share (the “Warrant”);

WHEREAS, in connection with the execution of the SPA, on August 30, 2013, the parties executed a Registration Rights Agreement (the “RRA”) providing for the registration with the Securities and Exchange Commission (the “Commission”) of the shares of the Company’s common stock underlying the Debenture and the Warrant (the “Underlying Securities”);

WHEREAS, Paragraph 2(d) of the RRA provides for liquidated damages payable by the Company to the Holder in the amount of 2.0% multiplied by the aggregate subscription amount paid by the Holder pursuant to the SPA upon the occurrence of certain events as defined in the RRA (collectively, the “Events”) and on each monthly anniversary of each applicable Event (the “Liquidated Damages”);

WHEREAS, defined Events under Paragraph 2(d) of the RRA  include, but are not limited to:  (i) the failure of a registration statement registering for resale all of the Underlying Securities to be declared effective by the Commission by the Effectiveness Date, as defined in the RRA; and (ii) the Company’s failure to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission with respect to the registration statement registering the Underlying Securities within 10 calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for such registration statement to be declared effective;

WHEREAS, Paragraph 2(c) of the RRA sets forth the procedures that the Company is to follow in the event that the Commission limits the number of Underlying Securities that may by registered on a particular registration statement as a secondary offering, and such procedures are made subject to the payment of Liquidated Damages pursuant to Paragraph 2(d);

WHEREAS, on October 8, 2013, the Company filed with the Commission a Registration Statement on Form S-1 (Commission File No. 333-191622) with respect to all of the Underlying Securities (the “Registration Statement”);

WHEREAS, on November 4, 2013, the Commission sent to the Company an extensive comment letter containing 19 comments with respect to the Registration Statement (the “Comment Letter”), including a comment requesting a detailed legal analysis of the Company’s conclusion that the Underlying Securities may be offered and sold as a secondary offering on a delayed or continuous basis pursuant to Rule 415(a)(1)(i) of the Commission (the “Rule 415 Comment”);

WHEREAS, despite the advocacy of the Company’s counsel with the Commission against a reduction in the number of shares being registered on the current Registration Statement, the parties agree that:  (i) such a reduction is likely the most effective way to respond to the Rule 415 Comment; and (ii) it is likely that effectiveness for such Registration Statement will be achieved more rapidly if the number of shares being registered thereon is reduced to 2,976,980 shares (the “Cutback Shares”), representing one-third of the Company’s currently outstanding shares of common stock held by non-affiliates;

WHEREAS, due to the time involved in discussing the Rule 415 Comment with the Commission staff and formulating a mutually agreeable response thereto, it may not be possible for the Company to file a pre-effective amendment responding to the Comment Letter within the 10 calendar day time frame, despite its best efforts;

WHEREAS, Paragraph 6(f) of the RRA provides that no provision thereof may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Holder;

NOW THEREFORE, in consideration of ten dollars ($10) and the mutual covenants and other agreements contained in this Agreement, the Company and the Holder hereby agree as follows:

1.  The deadline for filing a pre-effective amendment to the Registration Statement in response to the Comment Letter is hereby extended to November 15, 2013 (such date, the “Revised Amendment Deadline”), and the Holder hereby waives all rights, claims and remedies that it would otherwise have against the Company under the terms of the RRA as a result of, but only as a result of, the Company’s failure:  (i) to register all of the Underlying Securities on the Registration Statement or any amendment thereto, including but not limited to Liquidated Damages pursuant to Paragraphs 2(c) and 2(d)(iv) thereof, provided that the Registration Statement includes the Cutback Shares (for purposes of clarity, the waiver in this subsection 1(i) shall not apply to the requirement in Paragraph 2(d)(iv) of the RRA for the Registration Statement to be declared effective by the Effectiveness Date (as defined in the RRA));; and (ii) to file such amendment within 10 calendar days of receipt of the Comment Letter, including but not limited to Liquidated Damages pursuant to Paragraph 2(d)(iii) thereof, but the waiver under this subsection 1(ii) shall not apply to any Liquidated Damages that accrue for failure to file the pre-effective amendment on or before the Revised Amendment Deadline.  The foregoing notwithstanding, the Company shall use its best efforts to:  (i) file an amendment fully responding to the Comment Letter as promptly as possible; and (ii) file a registration statement or registration statements covering the Underlying Securities exceeding the number of Cutback Shares as expeditiously as possible, subject to compliance with applicable Commission guidelines.

2.  Subject to the modifications and amendments provided herein, the SPA, the Debenture, the Warrant, the RRA and the associated Security Agreement and Subsidiary Guarantee (collectively, the “Transaction Documents”) shall remain in full force and effect.  Except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Holder, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  Except as set forth herein, the Holder reserves all rights, remedies, powers, or privileges available under the Transaction Documents, at law or otherwise.  This Agreement shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith.

3.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.

“The Company”

FUTURE HEALTHCARE OF AMERICA

/s/ Christopher J. Spencer

By: Christopher J. Spencer

Its: President

 “Holder”

ALPHA CAPITAL ANSTALT

/s/ Konrad Ackermann

By: Konrad Ackermann

Its: Director

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